Exhibit 99.1

KBR Enhances its Capital Structure and Financing Flexibility

HOUSTON – (November 24, 2021) – KBR (NYSE: KBR) announced today that on November 18, 2021, the company successfully closed the fifth amendment to its credit agreement dated April 25, 2018, as previously amended.

Following a strategic shift in the company’s business mix, consistent performance against long-term financial targets, improvement in corporate credit ratings, and the continued resolution of legacy matters, the amendment measurably improves the company’s flexibility and reduces its debt service cost.

“This amendment marks another milestone in our capital structure evolution and reflects the company’s shift toward delivery of high-end differentiated solutions and technologies in growing, attractive end markets,” said Stuart Bradie, KBR President and CEO. “Building on accelerating momentum across the business, KBR has significant capital deployment flexibility as we look ahead to 2025 and beyond.”

The amendment increases capacity and flexibility under certain financial and negative covenants, permits the netting of unrestricted cash up to a specified cap for purposes of calculating the leverage ratio, reduces the interest rate payable and applicable margin pricing grid for the term loan A facility and the revolving credit facility, and extends the maturity date of the term loan A facility and the revolving credit facility from February 2025 to November 2026.

For additional information, see the full amendment to the credit agreement included as Exhibit 10.1 to the company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 24, 2021 and available on the company’s website.

About KBR

We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 29,000 people worldwide with customers in more than 80 countries and operations in 40 countries.

KBR is proud to work with its customers across the globe to provide technology, value-added services, and long- term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.

Visit www.kbr.com

Forward Looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the significant adverse impacts on economic and market conditions of the COVID-19 pandemic and the company’s ability to respond to the resulting challenges and business disruption; the recent dislocation of the global energy market; the company’s ability to manage its liquidity; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company’s most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors

Alison Vasquez

Vice President, Investor Relations
713-753-5082
Investors@kbr.com

Media

Philip Ivy
Vice President, Global Communications and Marketing
713-753-3800
MediaRelations@kbr.com